UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 9, 2020

THE BRINK’S COMPANY
(Exact name of registrant as specified in its charter)

Virginia	001-09148	54-1317776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1801 Bayberry Court
P. O. Box 18100
Richmond, VA 23226-8100
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (804) 289-9600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	BCO	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule
405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On June 9, 2020, The Brink’s Company (the “Company”) and certain of its subsidiaries entered into a Third Amendment to Credit Agreement (the “Amendment”) with Bank of America, N.A., as administrative agent, and the lenders party thereto. The Amendment relates to the credit agreement, dated as of October 17, 2017, by and among the Company, certain of its subsidiaries, the lenders party thereto and the agents party thereto (as previously amended and as amended by the Amendment, the “Credit Agreement”).

              The Amendment replaces the maximum consolidated net leverage ratio covenant with a maximum consolidated net first lien leverage ratio covenant, with the covenant level initially set at 4.25 to 1.00 through December 31, 2020, stepping down to 4.00 to 1.00 for the first three quarters of 2021, then 3.75 to 1.00 for the quarter ended December 31, 2021, and 3.50 to 1.00 for each quarter thereafter through the maturity of the Credit Facility in February 2024. Additionally, among other things, the Amendment adds a level in the pricing grid, adds a 75 bps LIBOR floor for revolving loans, amends certain of the leverage ratio definitions to incorporate a netting concept, revises certain provisions relating to incremental facilities, designates the acquisition of the cash business of U.K.-based G4S plc as a “Permitted Acquisition” (as defined in the Credit Agreement), and changes the leverage governors for certain of the covenants.

As of the effective date of the Amendment, approximately $1,071 million (U.S. dollar equivalent) of loans were outstanding under the Credit Agreement.

The Company and its affiliates regularly engage many of the banks party to the Amendment, among others, to provide other banking services. All of these engagements are negotiated at arm’s length.

This description of the Amendment is not complete and is qualified in its entirety by reference to the entire Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information required by this item is included in Item 1.01 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On June 12, 2020, the Company issued a press release regarding the Amendment. A copy of this release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as shall be expressly set forth by specific references in such a filing.

Item 9.01		Financial Statements and Exhibits

(d)	Exhibits

10.1
Third Amendment to Credit Agreement, dated as of June 9, 2020, by and among the Company, the subsidiaries of the Company party thereto, with Bank of America, N.A. as administrative agent and the lenders party thereto

	99.1	Press Release, dated June 12, 2020, issued by The Brink’s Company

	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE BRINK’S COMPANY (Registrant)

Date: June 12, 2020	By:	/s/ Dana C. O'Brien
Dana C. O'Brien
Senior Vice President and General Counsel